Dated:  April 1, 2002
                                  Revised and Approved as of December 10, 2003

                                   SCHEDULE A

                        TO THE TRANSFER AGENCY AGREEMENT
                                     BETWEEN
                             THE VICTORY PORTFOLIOS
                                       AND
                         BISYS FUND SERVICES OHIO, INC.

                                      FUNDS
                                      -----


Name of Portfolio
-----------------

1.      Victory Balanced Fund
2.      Victory Convertible Fund
3.      Victory Diversified Stock Fund
4.      Victory Established Value Fund
5.      Victory Federal Money Market Fund
6.      Victory Financial Reserves Fund
7.      Victory Focused Growth Fund
8.      Victory Fund for Income
9.      Victory Gradison Government Reserves Fund
10.     Victory Growth Fund
11.     Victory Institutional Money Market Fund
12.     Victory Intermediate Income Fund
13.     Victory National Municipal Bond Fund
14.     Victory New York Municipal Bond Fund
15.     Victory Ohio Municipal Bond Fund
16.     Victory Ohio Municipal Money Market Fund
17.     Victory Prime Obligations Fund
18.     Victory Real Estate Fund
19.     Victory Stock Index Fund
20.     Victory Small Company Opportunity Fund
21.     Victory Special Value Fund
22.     Victory Tax-Free Money Market Fund
23.     Victory Value Fund